EXHIBIT 10.41

                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is hereby made and entered into this 17th of June, 1999, by and between DSI Toys, Inc., a Texas corporation, whose principal business address is 1100 West Sam Houston Parkway, Houston, Texas 77043 ("Employer" or "Company"), and Michael J. Lyden, an individual residing at 3 Turnberry Court, Moorestown, New Jersey 08057 ("Employee").

                                   WITNESSETH:

      A. Employer is in the business of inventing, developing, manufacturing and marketing toys. Employer is a public company.

      B. Employee has extensive experience and expertise in the toy industry.

      C. Employer wishes to employ Employee and Employee wishes to become an employee of Employer pursuant to the terms and conditions of this Agreement.

                                    ARTICLE 1

                                     GENERAL

            1.1 EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts such employment with Employer upon the terms and conditions hereinafter set forth. Employee shall perform such duties and responsibilities and exercise such powers for the Employer as may from time to time be assigned or delegated to him by Employer's Board of Directors, including such duties as may be customary for a Chief Executive Officer and President in the toy industry. Employee acknowledges that Employer shall be dependent upon Employee for its continued ongoing business operations and that the provisions hereof are necessary for the successful conduct of the business and affairs of the Company.

            1.2 POSITION. Employee shall be employed in the capacity and hold the position of Chief Executive Officer and President of Employer. In such capacity, Employee agrees to, at all times, exercise his best efforts for the benefit of the Company and to thereby undertake to use and implement the management, organizational, intellectual, technical and other skills of Employee to the best of his ability on the Company's behalf. Employee shall be responsible to and report to the Board of Directors of the Company.

            1.3 TERM. Subject to the provisions provided for and relating to termination set forth herein, the term of Employee's employment pursuant to this Agreement shall be for a period beginning on June 17, 1999, and ending on June 16, 2002 (said period being hereinafter referred to as the "Employment Term").

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                                    ARTICLE 2

                            REMUNERATION AND BENEFITS

            2.1 BASE SALARY. For all services rendered by Employee during the Employment Term, Employer shall pay to Employee a salary of One Hundred Eighty Thousand Dollars ($180,000.00) per year (the "Base Salary"). The Base Salary shall begin to accrue and be paid on the Effective Date of this Agreement and shall be distributed in semi-monthly installments in arrears through the Employment Term.

                  (a) At a minimum, the Base Salary shall be adjusted annually on the anniversary date to reflect any increase in the Consumer Price Index - All Urban Wage Earners (the "Index"). The Base Salary shall not be adjusted downward to reflect any decrease in the Index.

                  (b) The Base Salary may also be raised at any time during the Employment Term at the discretion of the Company's Board of Directors.

            2.2 BENEFITS. Employee shall be eligible to participate in any and all benefit plans which Employer may from time to time make generally available to all employees of the Company, including but not limited to participation in the Company's 401(k) plan, group life insurance and health insurance programs.

            2.3 STOCK OPTIONS. Employee shall be eligible to participate in Employer's 1997 Stock Option Plan (the "Plan") at the senior executive level. Employee shall be granted options for the purchase of 150,000 shares of the common stock of Employer (the "Options") pursuant to the terms and conditions of the Plan. The Company is in the process of amending the Plan and the Options will be issued when the amendments to the Plan are finalized.

            2.4 EXTENT OF SERVICE. During the Employment Term, Employee agrees to devote such amount of time, attention, energy and effort as is necessary to further the business and profitability of Employer. Further, during the Employment Term, Employee shall not be engaged in any other business activity pursued for gain, profit or other pecuniary advantage. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in any business enterprise not competitive with that of Employer in such form or manner as will neither require his services in the operations or affairs of enterprises in which such investments are made, nor otherwise violate the terms of this Agreement.

            2.5 OFFICES. Employer shall provide office space for Employee, with provisions for secretarial and other support services necessary to the maintenance and operations of such office, and the performance of Employee's duties hereunder.

            2.6 EXPENSE ALLOWANCE. Employer shall reimburse Employee for all approved, deductible business expenses reasonably incurred in the performance of his duties hereunder, including reasonable expenditures for entertainment, consistent with Employer's then existing expense reimbursement policy.

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            2.7 VACATIONS AND HOLIDAYS. Employee shall be entitled to fifteen
(15) vacation days annually in accordance with the policies established by Employer's Board of Directors, as well as those public holidays duly observed by Employer; provided, however, no more than ten (10) consecutive vacation days shall be taken at any one time.

            2.8 INSURANCE. Employee shall be provided group life, disability and health insurance coverages by Employer throughout the term of this Agreement. Employee shall be provided a group life insurance policy with a death benefit of no less than $200,000.00.

            2.9 BUSINESS TRAVEL. Employee shall be entitled to travel portal to portal via business class on all international air travel performed for the Company. All domestic travel performed for the Company shall be via coach class.

            2.10 AUTOMOBILE ALLOWANCE. Employee shall be entitled to an automobile allowance of Nine Hundred Dollars ($900.00) per month.

                                    ARTICLE 3

                                   TERMINATION

            3.1 DEATH. In the event of the Employee's death during the Employment Term, the Employer shall pay to Employee's executor(s), administrator(s) or personal representative(s) an amount equal to the installment of his Base Salary payable for the month in which he dies and for no period thereafter. Employer shall have no other liabilities or other obligations of any kind or character under this Agreement to Employee's executor(s), administrator(s) or personal representative(s) except such accrued salary and unused vacation that Employee is entitled at the time of death.

                  (a) It is expressly understood and agreed that the Company may maintain key man term life insurance for the benefit of the Company on the life of Employee. Additionally, the Company may maintain such other life insurance for the benefit of Employer, the Company's shareholders, as from time to time the Board of Directors of the Company deems reasonable and appropriate.

                  (b) Upon the death of Employee, all vested employee benefits accrued for the benefit of Employee shall be distributed in accordance with the provisions set forth in the subject plan agreement or arrangement providing the applicable benefits, and otherwise distributed in accordance with applicable laws.

      3.2 DISABILITY; FAILURE TO PERFORM DUTIES. In the event of Employee's failure to perform his duties hereunder by reason of illness or disability for a period equal to or in excess of ninety (90) consecutive days during the Employment Term or for ninety (90) days during any twelve (12) month period throughout the Employment Term, Employer shall have the option to terminate this Agreement by giving thirty (30) days written notice of termination to Employee. Upon such notice of termination, Employer shall pay to Employee an amount equal to the installments of his Base Salary payable up to the time this Agreement is terminated, and Employer shall distribute any

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and all accrued employee benefits as of the date of termination to Employee in accordance with the provision of the applicable benefit plan, agreement or arrangement giving rise to the applicable benefits. Upon the termination of this Agreement as a result of such disability, Employer shall have no other liabilities or obligations of any kind or character to Employee under this Agreement.

            3.3 TERMINATION FOR CAUSE. Employee may be terminated for cause by Employer upon written notice to Employee. For purposes of this Agreement, "for cause" shall be if Employee:

                  (a) Neglects the performance of his duties required to be performed under the terms of this Agreement to the economic detriment of the Company;

                  (b) Fails or refuses in the opinion of the Board of Directors to comply with the reasonable policies, standards and regulations of the Company which from time to time may be established;

                  (c) Is convicted of a crime or is charged with committing a felony;

                  (d) Materially breaches any of the terms or conditions of this Agreement; or

                  (e) Performs any action constituting fraud or an intentional misrepresentation.

            Upon such determination, Employer may, at its option, terminate this Agreement immediately without prejudice to any other remedy to which Employer may be entitled either at law or in equity, or under this Agreement. In such event, any of the obligations of Employer under this Agreement shall be terminated as of the date given in the notice of termination referred to hereinabove, following payment by Employer to Employee of that portion of the Base Salary and vacation then accrued, due and owing in accordance with Section
2.1 hereof.

            3.4 TERMINATION WITHOUT CAUSE. Employer may terminate this Agreement without cause upon prior written notice to Employee. In such event, Employee shall be paid his regular Base Salary from the date of termination for a period of three (3) months, but no other severance shall be paid to the Employee. Further, upon payment by Employer to Employee of the three (3) months' Base Salary, Employee shall have no further rights and Employer no other liabilities or other obligations of any kind or nature under this Agreement except for accrued employee benefits to which Employee may otherwise be entitled.

                                    ARTICLE 4

                                    COVENANTS

            4.1 DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that he has and will have access to certain confidential information, proprietary data and trade secrets of Employer, and of entities and individuals controlling, controlled by or under common control with Employer ("affiliates"), including but not limited to, contracts, patterns, devices, calculations,

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drawings, productions, plans, specifications, records, compilations or information, and other confidential information and data either compiled by Employer or received from its customers or Employer, and that such information is not generally available to the public and constitutes valuable, special and unique property of the Employer. Employee shall not, during or after the term of this Agreement, undertake in any fashion, to take commercial or proprietary advantage of or profit from any such confidential information to any person or firm, corporation, association or other entity for any reason or purpose whatsoever, except to authorized representatives of Employer and as otherwise may be proper in the course of performing his employment hereunder. Further, Employee shall maintain the confidentiality of all such information of Employer, its affiliates or its customers for the sole use and benefit of Employer. All files, records, documents, drawings, plans, specifications, contracts, products, equipment or similar items relating to the business of Employer and/or the affiliates shall not be removed from the premises of Employer and/or its affiliates without the prior consent of Employer and/or its affiliates, as applicable.

                  (a) Employee further covenants and agrees to promptly return and deliver to Employer all documents, information, or other material or property of any kind or character which in any way relate to the business of Employer or any of its affiliates or customers, whether or not asserted to be the exclusive property of Employer; and, further, Employee shall not attempt to retain copies or duplicates of any such property. In the event of a breach or a threatened breach of these covenants by Employee, Employer and/or its affiliates, in addition to all other remedies made available hereby or as a matter of law or in equity, may seek an injunction restraining Employee from disclosing, in whole or in part, such confidential information. In addition to any other damages sustained by Employer, Employee shall pay to Employer all profits, payments, earnings compensation or other emoluments paid or accruing to Employee, directly or indirectly, by reason of Employee's disclosure of information as provided herein. Nothing herein shall be construed as prohibiting Employer and/or its affiliates from pursuing any other remedies available to it or them for such breach or threatened breach, including the recovery of damages from Employee.

            4.2 NON-COMPETITION. During the Employment Term, and if this Agreement is terminated in accordance with Sections 3.3 or 3.4, for a period of one (1) year from the date of Employee's termination of employment hereunder, Employee shall not directly or indirectly, either for himself, or as an employer, employee, owner, manager, independent contractor, consultant, agent, principal, partner, co-venturer, shareholder, director, officer or in any other capacity, engage or have any indirect interest in any person that is engaged, or to the knowledge of Employee is planning to engage, in competition in any manner whatsoever with the business of Employer including, without limitation, any person that manufactures, markets, imports, sells or distributes toys. If the Employment Term is terminated by Employer pursuant to Section 3.4 and Employer elects to enforce the provisions of this Section 4.2, Employer shall be obligated to pay Employee as additional consideration on or before the fifteenth
(15th) day of each month during the one (1) year period following termination of the Employment Term an amount equal to one-twelfth (1/12) of Employee's then existing Base Salary.

            4.3 AGREEMENT NOT TO SOLICIT. During the Employment Term, and if this Agreement is terminated in accordance with Section 3.3 or 3.4, for a period of one (1) year from the date of Employee's termination of employment hereunder, Employee will not, either directly or

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indirectly, on his own or in the service of another:

                  (a) Knowingly call upon, solicit, divert or attempt to solicit or divert any of the business contacts of Employer;

                  (b) Knowingly employ any employee of Employer or solicit, divert, recruit or induce any employee of Employer to leave the employ of Employer, whether or not such employment is at will; and/or

                  (c) Knowingly induce or advise any service provider, customer, factory or representative of Employer to terminate or materially alters its then existing relationship with Employer.

                                    ARTICLE 5

                            MISCELLANEOUS PROVISIONS

            5.1 MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to the terms and conditions of this Agreement:

                  (a) Pursuit of any one remedy shall not preclude pursuit of any other remedies provided for herein or by law. No waiver of one violation of this Agreement shall be deemed or construed to constitute a waiver of any similar violations subsequently occurring, or any other violation whatsoever.

                  (b) This Agreement shall be construed under the laws of Texas, and the rights and obligations of each of the parties to this Agreement during the term hereof and upon its termination shall be governed exclusively by Texas law.

                  (c) This instrument contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement, and the rights, interests, understandings, agreements and obligations of the respective parties and their prior oral agreements.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  (e) If any one or more of the provisions contained in this Agreement are held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the intent manifested thereby shall be recognized.

                  (f) Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties hereto and their respective heirs and successors, any legal or equitable rights, remedy or claim under or in respect to this Agreement,

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or any provisions herein contained.

                  (g) This Agreement may not be amended, altered or modified except by a written instrument signed by each of the parties.

                  (h) If any legal proceeding, arbitration or other action is brought or threatened for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, and the prevailing party in any such action should incur any legal fees, including, but not limited to, attorneys' fees, paralegal fees, expert witness fees, and other similar costs, a successful prevailing party or parties to any such dispute or action will be entitled to recover their reasonable attorneys' fees and additional legal costs incurred, together with any other relief to which he/it may otherwise be entitled, as determined by an arbitrator, judgment at trial, upon appeal or petition.

            5.2 SUCCESSORS BOUND; SURVIVAL OF COVENANTS. The rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon the successors of each respective party. The representations, warranties, covenants, and agreements of the parties, as well as any rights and benefits of the parties, shall survive the execution hereof and following the Employment Term to the extent so provided herein.

            5.3. ARBITRATION. All disputes, controversies or differences which may arise between the parties out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in accordance with the Rules of the American Arbitration Association. Any such arbitration shall be convened and take place in Houston, Texas. Any such arbitration shall be absolute and binding upon the parties.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on and as of the date first above written.

"EMPLOYEE"                              "EMPLOYER"
                                        DSI TOYS, INC., A TEXAS CORPORATION
/S/ MICHAEL J. LYDEN
MICHAEL J. LYDEN                        By:   /s/ E. Thomas Martin
                                        Title:      Chairman, DSI Toys, Inc.

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